                                                                   Exhibit 10.24

                       THIRD LOAN MODIFICATION AGREEMENT
                       ---------------------------------

     This Third Loan Modification Agreement ("this Agreement") is made as of December 31, 1996 between Individual, Inc., a Delaware corporation (the "Borrower") and Fleet National Bank (successor by merger to Fleet Bank of Massachusetts, N.A.) (the "Bank"). For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank act and agree as follows:

     1. Reference is made to: (i) that certain letter agreement dated September 22, 1994 between the Borrower and Fleet Bank of Massachusetts, N.A. (the Bank having succeeded by merger to the rights of Fleet Bank of Massachusetts, N.A. thereunder), as amended by Consent and Loan Modification Agreement dated as of November 29, 1995 and by Second Loan Modification Agreement dated as of December 29, 1995 (as so amended, the "Letter Agreement"); (ii) that certain $3,500,000 face principal amount promissory note dated September 22, 1994 (the "Revolving Note") made by the Borrower and payable to the order of Fleet Bank of Massachusetts, N.A. (the Bank having succeeded by merger to the rights of Fleet Bank of Massachusetts, N.A. thereunder); (iii) that certain $1,000,000 face principal amount promissory note dated September 22, 1994 (the "Facility One Term Note") made by Borrower and payable to the order of Fleet Bank of Massachusetts, N.A. (the Bank having succeeded by merger to the rights of Fleet Bank of Massachusetts, N.A. thereunder); (iv) that certain $1,000,000 face principal amount promissory note dated December 29, 1995 (the "Facility Two Term Note") made by the Borrower and payable to the order of Fleet Bank of Massachusetts, N.A. (the Bank having succeeded by merger to the rights of Fleet Bank of Massachusetts, N.A. thereunder); (v) that certain Inventory and Accounts Receivable Security Agreement dated September 22, 1994 (the "IAR Security Agreement") given by the Borrower to Fleet Bank of Massachusetts, N.A. (the Bank having succeeded by merger to the rights of Fleet Bank of Massachusetts, N.A. thereunder); (vi) that certain Supplementary Security Agreement - Security Interest in Goods and Chattels dated September 22, 1994 (the "Supplementary Security Agreement") given by the Borrower to Fleet Bank of Massachusetts, N.A. (the Bank having succeeded by merger to the rights of Fleet Bank of Massachusetts, N.A. thereunder); and (vii) that certain $2,000,000 face principal amount promissory note of even date herewith (the "Facility Three Term Note") made by the Borrower and payable to the order of the Bank. The Letter Agreement, the Revolving Note, the Facility One Term Note, the Facility Two Term Note, the Facility Three Term Note, the IAR Security Agreement and the Supplementary Security Agreement are hereinafter collectively referred to as the "Financing Documents." The aforesaid December 29, 1995 Second Loan Modification Agreement is hereinafter referred to as the "Second Modification."

     2. The Letter Agreement is hereby amended, effective as of the date hereof:

          a. By providing that all references therein to the "Bank" will be deemed to refer to Fleet National Bank.
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                                      -2-



          b.  By deleting the word "and" appearing immediately before clause
(iv) of Section 1.1 of the Letter Agreement (as inserted by the Second Modification).

          c. By deleting the period at the end of Section 1.1 of the Letter Agreement (as amended by the Second Modification) and by substituting in its stead the following:

               ", and (v) that certain $2,000,000 principal amount promissory note (the 'Facility Three Term Note') dated December 31, 1996 made by the Borrower and payable to the order of the Bank."

          d. By inserting into the penultimate sentence of Section 1.2 of the Letter Agreement, immediately after the word "presumptive," the following:

               "(but not conclusive)"

          e. By inserting into the penultimate sentence of Section 1.4 of the Letter Agreement, immediately after the word "presumptive," the following:

               "(but not conclusive)"

          f. By inserting into the penultimate sentence of Section 1.5.1 of the Letter Agreement (said Section 1.5.1 having been inserted by the Second Modification), immediately after the word "presumptive," the following:

               "(but not conclusively)"

          g. By inserting into each of the first, third, fifth, seventh, ninth, eleventh, thirteenth, fifteenth and seventeenth sentences of Section 1.5.2 of the Letter Agreement (said Section 1.5.2 having been inserted by the Second Modification), immediately after the words "hereinafter referred to," in each such sentence the following:

               "in this Section 1.5.2"

          h. By inserting into Article I of the Letter Agreement, immediately after Sections 1.5.1 and 1.5.2 thereof (said Sections 1.5.1 and 1.5.2 having been inserted by the Second Modification), the following:

               "1.5.3.  Facility Three Term Loans; Facility Three Term Note.
                        ---------------------------------------------------
               Without limitation of the above-described provisions for Facility One Term Loans and Facility Two Term Loans, the Bank may also make one or more additional loans (the 'Facility Three Term Loans') to the Borrower in an aggregate principal amount up to $2,000,000. Subject to the terms of this letter agreement, Facility Three Term Loans shall be made, at the request of the Borrower, in order to finance costs of Qualifying Equipment acquired by the Borrower after October 1, 1996; provided that (i) no Facility Three Term Loan will be made after December 31, 1997;
               (ii) the
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                                      -3-

               aggregate original principal amounts of all Facility
               Three Term Loans will not exceed $2,000,000; and (iii) no Facility Three Term Loan will be in an amount more than 80% of the invoiced actual costs of the tangible property constituting the items of Qualifying Equipment with respect to which such Facility Three Term Loan is made (excluding taxes, shipping, software, installation charges and other 'soft costs'). Prior to the making of each Facility Three Term Loan, and as a precondition thereto, the Borrower will provide the Bank with:
               (i) invoices supporting the costs of the relevant Qualifying Equipment; (ii) such evidence as the Bank may reasonably require showing that the Qualifying Equipment has been installed at the Borrower's Burlington, MA or San Francisco, CA premises, has become fully operational, has been paid for by the Borrower and is owned by the Borrower free of all liens and interests of any other Person (other than the security interest of the Bank pursuant to the Security Agreement); (iii) evidence satisfactory to the Bank that the Qualifying Equipment is fully insured against casualty loss, with insurance naming the Bank as secured party and first loss payee; and (iv) if not previously provided, Uniform Commercial Code Financing Statements satisfactory to the Bank covering each location in which Qualifying Equipment is to be located. The Facility Three Term Loans will be evidenced by the Facility Three Term Note and interest on the Facility Three Term Loans will be payable at the times and at the rate provided for in the Facility Three Term Note. Overdue principal of any Facility Three Term Loan and, to the extent permitted by law, overdue interest shall bear interest at a fluctuating rate per annum which at all times shall be equal to the sum of (i) two (2%) percent per annum plus (ii) the per annum rate otherwise payable under the Facility Three Term Note (but in no event in excess of the maximum rate from time to their permitted by then applicable law), compounded monthly and payable on demand. The Borrower hereby irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to the Facility Three Term Note or on the books of the Bank, at or following the time of making each Facility Three Term Loan and of receiving any payment of principal thereof, an appropriate notation reflecting such transaction and the then aggregate unpaid principal balance of the Facility Three Term Loans. The amount so noted shall constitute presumptive (but not conclusive) evidence as to the amount owed by the Borrower with respect to principal of the Facility Three Term Loans. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower
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                                      -4-

               or any right of the Bank hereunder or under the Facility Three Term Note.

               1.5.4.  Principal Repayment of Facility Three Term Loans.  The
                       ------------------------------------------------
               Facility Three Term Loans made at any time through and including
               March 31, 1997 are hereinafter referred to in this Section 1.5.4 as the 'Tranche A Term Loans'. Principal of the Tranche A Term Loans shall be repaid by the Borrower to the Bank in 36 equal consecutive monthly installments (each in an amount equal to 1/36th of the aggregate principal amount of the Tranche A Term Loans outstanding at the close of business on March 31, 1997), such installments to commence April 1, 1997 and to continue thereafter on the first day of each month through and including March 1, 2000. The Facility Three Term Loans made at any time during the period beginning on April 1, 1997 and continuing through and including June 30, 1997 are hereinafter referred to in this Section 1.5.4 as the 'Tranche B Term Loans'. Principal of the Tranche B Term Loans shall be repaid by the Borrower to the Bank in 36 equal consecutive monthly installments (each in an amount equal to 1/36th of the aggregate principal amount of the Tranche B Term Loans outstanding at the close of business on June 30, 1997), such installments to commence July 1, 1997 and to continue thereafter through and including June 1, 2000. The Facility Three Term Loans made at any time during the period beginning on July 1, 1997 and continuing through and including September 30, 1997 are hereinafter referred to in this Section
               1.5.4 as the 'Tranche C Term Loans'. Principal of the Tranche C Term Loans shall be repaid by the Borrower to the Bank in 36 equal consecutive monthly installments (each in an amount equal to 1/36th of the aggregate principal amount of the Tranche C Term Loans outstanding at the close of business on September 30,
               1996), such installments to commence October 1, 1997 arid to continue on the first day of each month thereafter through and including September 1, 2000. The Facility Three Term Loans made at any time on or after October 1, 1997 are hereinafter referred to in this Section 1.5.4 as the 'Tranche D Term Loans'.
               Principal of the Tranche D Term Loans shall be repaid by the Borrower to the Bank in 36 equal consecutive monthly installments (each in an amount equal to 1/36th of the aggregate principal amount of the Tranche D Term Loans outstanding at the close of business on December 31, 1997), such installments to commence January 1, 1998 and to continue thereafter on the first day of each month through and including December 1, 2000. The Borrower may prepay, at any time or from time to time, without premium or penalty, the whole or any portion of the Facility Three Term Loans; provided that each such
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                                      -5-

               principal prepayment shall be accompanied by payment of all interest under the Facility Three Term Note accrued but unpaid to the date of payment. Any partial prepayment of principal of the Facility Three Term Loans will be applied to installments of principal of the Facility Three Term Loans thereafter coming due, in inverse order of normal maturity. Amounts paid or prepaid on the Facility Three Term Loans will not be available for reborrowing."

          i.  By deleting from the third sentence of the third paragraph of
Section 1.6 of the Letter Agreement the words "at its Principal Office, in immediately available funds" and by substituting in their stead the following:

               ", in immediately available funds, at the offices of the Bank at 75 State Street, Boston, MA 02109, or at such other address as the Bank may from time to time designate"

          j. By deleting in its entirety clause (ii) of Section 3.6 of the Letter Agreement and by substituting in its stead the following:

               "(ii) within 45 days after the end of each fiscal quarter, a copy of the Borrower's Quarterly Report on Form 10-Q for such fiscal quarter. If, for any reason, the Borrower does not prepare a Quarterly Report on Form 10-Q for any fiscal quarter, then for such fiscal quarter the Borrower will provide to the Bank (within 45 days following the end of such fiscal quarter) consolidated (and, if required by the Bank, consolidating) balance sheets of the Borrower and its Subsidiaries and related consolidated (and, if required by the Bank, consolidating) statements of income and cash flow, unaudited but complete and accurate and prepared in accordance with generally accepted accounting principles fairly presenting the financial condition of the Borrower as at the dates thereof and for the periods covered thereby (except that such quarterly statements need not contain footnotes) and certified as accurate (subject to normal year-end audit adjustments, which shall not be material) by the chief financial officer of the Borrower, such balance sheets to be as at the end of each such fiscal quarter and such statements of income and cash flow to be for such fiscal quarter and for the year to date, in each case together with a comparison to budget."

          k. By deleting from clause (iii) of Section 3.6 of the Letter Agreement the word "monthly" and by substituting in its stead the following:

               "quarterly"
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                                      -6-

          1. By adding to clause (iii) of Section 3.6 of the Letter Agreement, at the end thereof, the following:

               "The Borrower will also provide to the Bank (A) within 45 days after the end of each fiscal quarter, an aging report as to Receivables on a form reasonably satisfactory to the Bank and (B) within 30 days after the end of each month, a monthly Earned Revenue analysis report on a form reasonably satisfactory to the Bank."

          m. By deleting from Section 3.7 of the Letter Agreement the words "not less than 1.25 to 1" and by substituting in their stead the following:

               "not less than 2.0 to 1"

          n. By deleting in their entireties Sections 3.8 and 3.9 of the Letter Agreement and by substituting in their stead the following:

               "3.8.  Leverage Ratio.  The Borrower will maintain, as at the end
                      --------------
               of each fiscal quarter (commencing December 31, 1996), a Leverage Ratio of not more than 1.0 to 1. As determined at any date, the 'Leverage Ratio' means the ratio of (x) all Indebtedness of the Borrower and/or any of its Subsidiaries then outstanding (other than any such Indebtedness which constitutes Deferred Revenue or which has been expressly subordinated to the Bank's Loans by instruments satisfactory in form and substance to the Bank) to
               (y) the Adjusted Tangible Net Worth of the Borrower and Subsidiaries at such date.

               3.9  Net Worth.  The Borrower will maintain, as at the end of
                    ---------
               each fiscal quarter, an Adjusted Tangible Net Worth which shall not be less than the following: as at December 31, 1996 - not less than $15,000,000; and as at March 31, 1997 and as at each fiscal quarter-end thereafter - not less than $5,000,000."

          o. By deleting from clause (b) of Section 5.2 of the Letter Agreement the words "Term Loan Facilities" (such words having been inserted by the Second Modification) and by substituting in their stead the following:

               "the facilities for Term Loans"

          p. By deleting from clause (c) of Section 5.2 of the Letter Agreement the words "under either or both of the Term Notes" (such words having been inserted by the Second Modification) and by substituting in their stead the following:

               "under any or all of the Term Loans"

          q. By deleting from the Borrower's notice address in Section 6.6 of the Letter Agreement the words "Bruce D. Glabe, Vice President and Chief Financial Officer" and by substituting in their stead the following:

               "Chief Financial Officer"

          r. By deleting from Section 6.6 of the Letter Agreement the words "Fleet Bank of Massachusetts, N.A." and by substituting in their stead the following:

               "Fleet National Bank"

          s. By inserting into the definition of "Principal Office" appearing, in Section 7.1 of the Letter Agreement, immediately after the words "of the Bank," the following:

               "in Boston, MA"

          t. By inserting into the definition of "Qualifying Equipment" appearing in Section 7.1 of the Letter Agreement, immediately after the words "October 1, 1995" (such words having been inserted by the Second Modification), the following:

               "and except that items of Qualifying Equipment supporting Facility Three Term Loans must have been purchased on or after October 1, 1996"

          u. By deleting from Section 7.1 of the Letter Agreement the definitions of "Term Loans" and "Term Notes" (inserted into Section 7.1 of the Letter Agreement by the Second Modification) and by substituting in their stead the following:

               "'Term Loans' - Collectively, the Facility One Term Loans, the Facility Two Term Loans and the Facility Three Term Loans.

               'Term Notes' - Collectively, the Facility One Term Note, the Facility Two Term Note and the Facility Three Term Note."

     3. Each of IAR Security Agreement, the Supplementary Security Agreement, the Revolving Note, the Facility One Term Note and the Facility Two Term Note is hereby modified by providing that all references therein to the "Bank" or to "Fleet Bank of Massachusetts, N.A." will be deemed to refer to Fleet National Bank.

     4. The Revolving Note is hereby amended by inserting into the last sentence of the fifth paragraph thereof, immediately after the word "presumptive," the following:

          "(but not conclusive)"

     5. The Facility One Term Note is hereby amended by inserting into the last sentence of the fourteenth paragraph thereof, immediately after the word "presumptive," the following:

          "(but not conclusive)"

     6. The Facility Two Term Note is hereby amended by inserting into the last sentence of the fourteenth paragraph thereof, immediately after the word "presumptive," the following:

          "(but not conclusive)"

     7. Whenever in any Financing Document, or in any certificate or opinion to be delivered therewith, reference is made to a "letter agreement" or to the "Letter Agreement," from and after the date hereof same will be deemed to refer to the Letter Agreement, as hereby amended. Whenever in any Financing Document, or in any certificate or opinion to be delivered therewith, reference is made to a "Term Note," from and after the date hereof same will be deemed to refer to each of the Facility One Term Note, the Facility Two Term Note and the Facility Three Term Note.

     8. Simultaneously with the execution and delivery of this Agreement, the Borrower is paying to the Bank a non-refundable closing fee of $15,000. The fee described in this Section 5 is in addition to all interest, fees and other charges and payments heretofore paid by the Borrower and is not to be credited against, nor reduced by, any other fees (nor any interest, charges or other payments) now or hereafter payable by the Borrower.

     9. In order to induce the Bank to enter into this Agreement, the Borrower further represents and warrants as follows:

          a. The execution, delivery and performance of this Agreement and the Facility Three Term Note have been duly authorized by the Borrower by all necessary corporate and other action, will not require the consent of any third party and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or the giving of notice or both, could cause a default on the part of the Borrower under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance on any property or assets of the Borrower (except liens in favor of the Bank).

          b. The Borrower has duly executed and delivered each of this Agreement and the Facility Three Term Note.

          c. Each of this Agreement and the Facility Three Term Note is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms.

          d. The statements, representations and warranties made in the Letter Agreement, in the IAR Security Agreement and/or in the Supplementary Security Agreement continue to be correct as of the date hereof; except as amended, updated and/or supplemented by the attached Supplemental Disclosure Schedule.

          e. Giving effect to the amendments set forth above, the covenants and agreements of the Borrower contained in the Letter Agreement, in the IAR Security Agreement and/or in the Supplementary Security Agreement have been complied with on and as of the date hereof.

          f. Giving effect to the amendments set forth above, no event which constitutes or which, with notice of lapse of time, or both, could constitute, an Event of Default (as defined in the Letter Agreement) has occurred and is continuing.

          g. No material adverse change has occurred in the financial condition of the Borrower from that disclosed in the annual financial statements of the Borrower dated December 31, 1995, except as heretofore disclosed in writing to the Bank.

     10. Except as expressly affected hereby, the Letter Agreement and each of the other Financing Documents remain in full force and effect as heretofore.

     11. Nothing contained herein will be deemed to constitute a waiver or release of any provision of any of the Financing Documents. Nothing contained herein will in any event be deemed to constitute an agreement to give a waiver or release or agree to any amendment or modification of any provision of any of the Financing Documents on any other or future occasion.

     Executed, as an instrument under seal, as of the day and date first above written.

                                    INDIVIDUAL, INC.


                                    By: /s/ Robert L. Lentz
                                       -----------------------------------
                                    Name:  Robert L. Lentz
                                    Title: Vice President
Accepted and agreed:

FLEET NATIONAL BANK


By: /s/ Kimberly Martone
   -----------------------------
  Name: Kimberly Martone
  Title: Vice President